AMENDMENT

TO

AMENDED AND RESTATED

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of the 1st day of January, 2008, by and between PHL Variable Insurance Company, a Connecticut corporation (“PHLVIC”), and PNC Global Investment Servicing (U.S.) Inc., a Massachusetts corporation (formerly PFPC Inc.) (“PNC”).

BACKGROUND:

A.	PNC and PHLVIC are parties to an Amended and Restated Administration and Accounting Services Agreement dated as of March 1, 2003, as amended (the “Agreement”).

B.	The Agreement contemplates an initial term ending December 31, 2008, and PHLVIC and PNC desire to extend the term of the Agreement and to make revisions to the services provided under the Agreement.

C.	PHLVIC and PNC desire to amend the Agreement to accommodate the foregoing.

D.	This Background section is hereby incorporated by reference in and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first sentence of Section 16 of the Agreement is hereby amended by deleting the date “December 31, 2008” and replacing it with the date “December 31. 2011.”

2.	The last sentence of Section 16 of the Agreement is hereby amended and restated as follows:

“If this Agreement is terminated effective December 31, 2011, PNC shall remain responsible for preparing the 2011 financial statements.”

3.	New Sections 14(xiii) and 14(xiv) are hereby added to the Agreement as follows:

(xiii)	Calculate total returns for the annual report utilizing beginning and ending dates provided by PHLVIC to PNC for the Subaccounts, except where the beginning and ending dates are - .the first and last day in the reporting period, respectively, in which case PNC shall provide such dates.

(xiv)	Produce data and populate Prospectus financial highlights tables for Appendix C and coordinate the printing of Appendix C.

4.	For clarity, the portion of Section 15 of the Agreement which begins “PFPC will perform the following administration services” and contains sub-sections (i), (ii), (iii) and (iv) is hereby designated as Section 15(a) of the Agreement.

5.	Section 15(a)(i) of the Agreement and 15(a)(ii) of the Agreement are hereby amended and restated as follows:

(i)	Assist in the preparation of and file with the SEC the Account annual Form N-SARs (subject to approval by PHLVIC);

(ii)	Assist in the Edgarization process of the Account annual financial statements, provided that PNC’s responsibilities shall be limited to providing the annual financial statements to the Printer for Edgarization, receiving back from the Printer the annual financial statements purported by the Printer to have been Edgarized, confirming that each annual financial statement received back from the Printer has the same number of pages as the annual financial statement provided by PNC to the Printer for Edgarization, and passing to the Auditors the annual financial statements received back from the Printer, provided further that PNC shall have no responsibility to proof the annual financial statements received back from the Printer whether for accuracy, Edgarization or otherwise.

6.	The clause in Section 17 of the Agreement indicating the address for notices to PHLVIC is amended and restated as follows:

“(b) if to PHLVIC, 31 Tech Valley Drive, East Greenbush, NY 12061 Attn: Peter Hosner.”

7.	Exhibit B of the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto.

8.	The Agreement is hereby amended by replacing references to “PFPC Inc.” with “PNC Global Investment Servicing (U.S) Inc.” and replacing references to “PFPC” with “PNC.”

9.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below, with an effective date of January 1, 2008.

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Gina Collopy O’Connell
Name:	Gina Collopy O’Connell
Title:	SVP L+A Planning

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Sr. Vice President

Dated: October 8, 2008

EXHIBIT B

Authorized Persons

NAME (Type)	SIGNATURE

Peter Hosner	/s/ Peter Hosner

Gary Tebbetts	/s/ Gary Tebbetts

4